  Exhibit 99.3

SeD Intelligent Home Inc. and Subsidiaries
Pro Forma Consolidated Balance Sheets
September 30, 2017
(Unaudited)

	As Reported		Pro Forma
	SeD Home Inc.	SeD Intelligent Home Inc.
	09/30/2017	09/30/2017	Adjustments	Combined

Assets:
Real Estate			0
Construction in Progress	$31,262,668	$-		$31,262,668
Land Held for Development	25,206,357	-		25,206,357
Real Estate Held For Sale	119,738	-		119,738
	56,588,763	-		56,588,763
				-
Cash	595,457	13,178		608,635
Restricted Cash	2,650,718	-		2,650,718
Rent Receivable	1,600	-		1,600
Prepaid Expenses	35,099	-		35,099
Fixed Assets, Net	27,311	-		27,311
Deposits	23,603	-		23,603
				-
Total Assets	$59,922,551	$13,178		$59,935,729

Liabilities and Shareholders' Equity

Liabilities
Accounts Payable and Accrued Expenses	$980,175	$29,616		$1,009,791
Accrued Interest - Related Parties	1,800,339	-		1,800,339
Tenant Security Deposits	2,625	-		2,625
Builder Deposits	5,754,295	-		5,754,295
Notes Payable, Net of Debt Discount	9,771,821	-		9,771,821
Notes Payable - Related Parties, Net of Debt Discount	8,319,408	20,000		8,339,408
Total Liabilities	26,628,663	49,616		26,678,279

Shareholders' Equity
Common Stock, at par $0.0001, 500,000,000 shares authorized, issued, and outstanding	50,000	74,043		124,043
Subscription Receivable - 500,000,000 shares	(50,000)			(50,000)
Additional Paid In Capital	33,238,322	100,694		33,339,016
Accumulated Deficit	(2,163,517)	(211,176)		(2,374,693)
Total Shareholders' Equity	31,074,805	(36,438)		31,038,367
Non-controlling Interest	2,219,083	-		2,219,083
Total Shareholders' Equity	33,293,888	(36,438)		33,257,450
				-
Total Liabilities and Shareholders' Equity	$59,922,551	$13,178		$59,935,729

SeD Intelligent Home Inc. and Subsidiaries
Pro Forma Consolidated Statements of Operations
For the Nine Months Ended September 30
(Unaudited)

	As Reported		Pro Forma
	SeD Home Inc.	SeD Intelligent Home Inc.
	2017	2017	Adjustments	Combined
Revenue
Rental Income	$88,438	$-		$88,438
Property Sales	2,703,736	-		2,703,736
	2,792,174	-		2,792,174
Operating Expenses				-
Cost of Sales	2,570,182	-		2,570,182
				-
General and Administrative Expenses	814,568	10,152.00		824,720.00
	3,384,750	10,152.00		3,394,902.00
				-
Loss From Operations	(592,576)	(10,152.00)		(602,728.00)
				-
Other Income				-
Interest Income	18,957	-		18,957
Other Income	34,455	-		34,455
	53,412	-		53,412
				-
Net Loss Before Income Taxes	(539,164)	(10,152.00)		(549,316.00)
				-
Provision for Income Taxes	-	-		-
				-
Net Loss	(539,164)	(10,152.00)		(549,316.00)
				-
Net Loss Attributable to Non-controlling Interest	(58,799)	-		(58,799)
				-
Net Loss Attributable to SeD Home Inc. and Subsidiaries	$(480,365)	$(10,152)		$(490,517)

SeD Intelligent Home Inc. and Subsidiaries
Pro Forma Consolidated Statements of Cash Flows
For the Nine Months Ended September 30
(Unaudited)

	As Reported		Pro Forma
	SeD Home Inc.	SeD Intelligent Home Inc.
	2017	2017	Adjustments	Combined
Cash Flows From Operating Activities
Net Loss	$(539,164)	$(28,469)		$(567,633)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:				-
Depreciation	15,203	-		15,203
Changes in Operating Assets and Liabilities				-
Rent Receivable	16,660	-		16,660
Prepaid Expenses	50,350	-		50,350
Accounts Payable and Accrued Expenses	(472,703)	(10,729)		(483,432)
Accrued Interest - Related Parties	76,122	-		76,122
Tenant Security Deposits	(2,550)	-		(2,550)
Builder Deposits	(145,705)	-		(145,705)
Net Cash (Used In) Provided By Operating Activities	(1,001,787)	(39,198)		(1,040,985)
				-
Cash Flows From Investing Activities				-
Change in Restricted Cash	(18,957)	-		(18,957)
Real Estate Purchases and Development Costs	(3,388,317)	-		(3,388,317)
Purchase of Fixed Assets	(7,891)	-		(7,891)
Net Cash Used In Investing Activities	(3,415,165)	-		(3,415,165)
				-
Cash Flows From Financing Activities				-
Capital Contribution - Related Party	178,600	20,000		198,600
Proceeds from Notes Payable	2,732,229	-		2,732,229
Repayments to Note Payable	(6,000,000)			(6,000,000)
Financing Fees Paid	(110,000)	-		(110,000)
Net Proceeds (Repayments) from Notes Payable - Related Parties	7,819,408	-		7,819,408
Net Cash Provided By Financing Activities	4,620,237	20,000		4,640,237
				-
Net Increase (Decrease) in Cash	203,285	(19,198)		184,087
Cash - Beginning of Year	392,172	32,376		424,548
Cash - End of Year	$595,457	$13,178		$608,635

Supplementary Cash Flow Information
Cash Paid For Interest	$905,376	$-		$905,376
Cash Paid For Taxes	$-	$-		$-
				-
Supplemental Disclosure of Non-Cash Investing and Financing Activities				-
Debt Discount From Related Party Imputed Interest	$-	$-		$-
Forgiveness of Notes Payable - Related Parties	$4,560,085	$-		$4,560,085
Amortization of Debt Discount Capitalized	$284,880	$-		$284,880